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                                                                   EXHIBIT 10.14




                             STOCKHOLDERS AGREEMENT


       THIS AGREEMENT is made as of __________________ 1996 by and among Unifrax Corporation, a Delaware corporation (the "Company"), BP Exploration (Alaska) Inc., a Delaware corporation ("BP"), and Unifrax Holding Co. (the "Buyer"), a Delaware corporation. BP and Buyer are sometimes collectively referred to herein as the "Stockholders" and each individually as a "Stockholder."

       The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) providing assurances to BP regarding Buyer's actions as a controlling shareholder of the Company, and (ii) providing for certain antidilution protection to BP and (iii) granting BP certain piggyback registration rights.

       NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

       1. Definitions The following terms are used in this Agreement shall have the meanings set forth below

       "Affiliate" means, with respect to any Person, any Person owned or controlled by, owning or controlling or under common ownership or control with, a Person or any officer or director of a Person. For the avoidance of doubt, it is acknowledged that the Company is not an Affiliate of BP.

       "BP Shares" means all shares of Common Stock of the Company owned by BP or its Affiliates.

       "BP Underwriting Fees" means discounts or commissions to underwriters, selling brokers, dealer managers or similar security industry professionals with respect to BP Shares sold in a Public Offering.

       "Common Stock" means collectively, the Common Stock of the Company.

       "Effective Percentage" means the number of shares of Common Stock and Underlying Common Stock owned by BP divided by the total number of shares of Common Stock and Underlying Common Stock on a fully-diluted basis.

       "Other Equity" means equity securities of the Company other than Common Stock, and any options, warrants or other rights to acquire, or convertible into or exchangeable for, Common Shares or other equity securities of the Company.
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       "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

       "Public Offering Costs" means all out-of-pocket fees and expenses reasonably incurred by the Company in connection with a Public Offering (including without limitation, (i) all registration and filing fees including, without limitation, reasonable fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc., and (B) with respect to compliance with securities Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities), (ii) reasonable printing expenses (including, without limitation, expenses of printing certificates for the securities in a form eligible for deposit with the Depository Trust Company and of printing and delivering prospectuses if the printing of prospectuses is reasonably requested by the managing underwriters), (iii) reasonable fees and disbursements of counsel for the Company required in connection with the registration of the securities,
(iv) reasonable fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance and the expenses of any special audit which may be required in addition to the Company's fiscal year-end audit), (v) underwriter's reasonable fees and expenses (excluding discounts or commissions of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the securities), (vi) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or trading system and rating agency fees, and (vii) reasonable fees and expenses of all other agents retained by the Company in connection with the offering. Public Offering Costs do not include internal time, overhead or other non-cash expenses of the Company.

       "Public Offering" means any sale of Common Stock to the public pursuant to any offering registered under the Securities Act.

       "Securities Act" means the Securities Act of 1933, as amended from time to time.

       "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall control the




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managing director or general partner of such partnership, association or other business entity.

       "Underlying Common Stock" means the Common Stock issued or issuable pursuant to securities containing granted options or rights to acquire any shares of Common Stock.

       2.  Information.

       The Company shall deliver to BP:

              (i) as soon as available, but in any event within 60 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating (if regularly prepared) and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating (if regularly prepared) and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case (if regularly prepared) comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with the Company's normal accounting principles;

              (ii) within 120 days after the end of each fiscal year, consolidating (if regularly prepared) and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating (if regularly prepared) and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case (if regularly prepared) comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with the Company's normal accounting principles, and accompanied by (A) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing and (B) a copy of such firm's annual management letter to the Board

              (iii) no more than 60 days after the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year;

              (iv) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and copies of all registration statements and all regular, special or periodic reports which it files, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses; and





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              (v)  with reasonable promptness, a reasonable amount of
       information as to material proposed tranactions.

       3.  Preemptive Rights.

       (a) Grant of Rights. Except for (i) the issuance of shares of Common Stock representing, on a fully diluted basis, not more than seven percent (7%) of the Company's total Common Stock, pursuant to a Company Management Option Plan, or (ii) in connection with a Public Offering, or (iii) the issuance of Common Stock in connection with the acquisition of, or a merger with, another corporation or business, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to BP a portion of such stock or securities equal to BP's Effective Percentage. BP shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons.

       (b) Election by BP. In order to exercise its preemptive purchase rights hereunder, BP must within thirty (30) days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and BP's percentage allotment, deliver a written notice to the Company describing its election hereunder.

       (c) Permitted Sales by Company. Upon the expiration of the offering periods described in Section 4(b), the Company shall be entitled to sell such stock or securities which BP has not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to BP. Any stock or securities offered or sold by the Company after such 60-day period must be reoffered to BP pursuant to the terms of this paragraph.

       4.  Piggyback Registration Rights.

       (a) Whenever the Company proposes to register any of its equity securities under the Securities Act (other than under Form S-8 in connection with employee benefit plans), the Company will give prompt written notice ("Registration Notice") to BP of its intent to effect a registration. The Registration Notice shall describe the proposed Public Offering in reasonable detail.

       (b) Within thirty (30) days of its receipt of a Registration Notice, BP may by written notice to the Company elect to include all of the BP Shares in the Public Offering. BP may not elect to include less than all of the BP Shares.

       (c) If the proposed Public Offering is not completed within six (6) months of the initial Registration Notice, a new Registration Notice must be provided to BP pursuant to Section 4(a).





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       (d)  The Company shall include in the registration all the BP Shares which BP has elected to include pursuant to Section 4(b); provided, however, that if the number of securities which the Company, Buyer, BP and any other Persons wish to include a registration exceeds the number of securities which the underwriters or other managers advise in their opinion can be sold at the proposed Public Offering price in such Public Offering without adversely affecting the proposed Public Offering price, the Company shall include in such registration first all of the Common Stock the Company proposes to sell, before including any other securities, and then second, all of the BP Shares which BP has so requested be included, before including any other securities.

       (e) Nothing in this Section 4 shall prohibit the Company from determining at any time not to file a registration statement or, if filed, to withdraw or terminate the registration related thereto.

       (f) Any sale of the shares of Buyer to the public pursuant to any offering registered under the Securities Act shall be treated as a Public Offering under the provisions of this Agreement if, as of the Offering Date, the consolidated net book value of the Company and its Subsidiaries would constitute more than two thirds of the consolidated net book value of the Buyer and its Subsidiaries, and the Buyer shall in such event cause the BP Shares to be included in the Public Offering if BP so elects in accordance with Section 4(b).

       5.  Public Offering Expenses and Proceeds.

       (a) Public Offering Costs for a Public Offering in which BP elects to participate shall be allocated between Unifrax and BP as set forth in this
Section 5.

       (b) For the purposes of this Section 5, (i) "Net BP Proceeds" means the actual cash proceeds received by BP at the consummation of a Public Offering, net of underwriting discounts or similar amounts, but without regard for Public Offering Costs, (ii) "Target Value" means, subject to proration under Section 5(g), an amount to be filled in at closing representing $157 Million minus total cash and note proceeds to the Seller Group at closing under the SPA as of the date of this Agreement, and as of any subsequent date, an amount to be filled in at closing representing $157 Million minus total cash and note proceeds to the Seller Group at closing under the SPA plus fifteen percent (15%) annual interest, compounded quarterly, and (iii) "Offering Date" means the date a Public Offering is consummated.

       (c) If a proposed Public Offering is not consummated, or if Net BP Proceeds are less than or equal to the Target Value as of the Offering Date, then all Public Offering Costs shall be borne by the Company.

       (d) If Net BP Proceeds are greater than the Target Value, but less than one hundred ten percent (110%) of the Target Value, as of the Offering Date, then BP shall be





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liable for a percentage of the Public Offering Costs equal to the percentage by which the Net BP Proceeds exceed Target Value, but not to exceed BP's Effective Percentage immediately prior to the Public Offering. By way of example, if Net BP Proceeds are 105% of Target Value, BP would be liable for 5% of the Public Offering Costs, unless its Effective Percentage was less than 5%.

       (e) If Net BP Proceeds exceed one hundred ten percent (110%) of Target Value as of the Offering Date, then BP shall be liable for a percentage of the Public Offering Costs equal to its Effective Percentage immediately prior to the Public Offering.

       (f) BP shall be liable for a percentage of BP Underwriting Fees calculated as follows:

              (i) If a proposed Public Offering is not consummated or if BP Net Proceeds are less than or equal to Target Value as of the Offering Date, then BP shall pay zero percent (0%).

              (ii) If BP Net Proceeds are greater than Target Value, but less than one hundred ten percent (110%) of Target Value, as of the Offering Date, then BP shall pay a percentage equal to ten (10) times the percentage by which Net BP Proceeds exceed Target Value. By way of example, if Net BP Proceeds are 105% of Target Value, BP shall pay 50% of BP Underwriting Fees.

              (iii) If BP Net Proceeds exceed one hundred ten percent (110%) of Target Value as of the Closing Date, then BP shall pay all of the BP Underwriting Fees.

              The Company shall pay all BP Underwriting Fees for which BP is not liable.

       (g) If BP sells less than all of the BP Shares in a Public Offering, then Target Value shall be prorated by the percentage which the BP Shares sold in such Public Offering represent of BP Shares as of the date of this Agreement (with adjustment for any stock splits, reverse stock splits, stock dividends or similar events).

       (h) Within thirty (30) days of the Offering Date, the Company and BP shall meet to review the Offering Costs and BP Underwriting Fees incurred, and the party which has paid less than its allocable share shall promptly reimburse the other.

       6. Antidilution. The Company will not authorize or issue Common Stock or Other Equity, unless the price for and terms of such Common Stock or Other Equity are reasonable and established on a good faith basis.





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       7.  Mergers and Asset Sales.

       (a) The Company shall not without the prior written consent of BP, which shall not be unreasonably withheld, enter into any merger, consolidation or amalgamation ("Merger") which:

              (i) is not on an arms length basis, other than Mergers with Subsidiaries of the Company (unless such Subsidiary was acquired as part of a transaction related to such Merger); or

              (ii) would result in BP receiving a different form of consideration, or value per share of Common Stock owned, than Buyer or Buyer's Affiliates receive per share of Common Stock;

              (iii) would result in the BP Shares being converted into or exchanged for, or BP receiving, consideration which is other than cash or publicly traded securities, unless as a result of such Merger, at least seventy-five percent (75%) of the total consideration received by or held by BP is in the form of cash or publicly traded securities; or

              (iv)  would result in BP holding Other Equity of the Company.

       (b) The Company shall not without the prior written consent of BP, which shall not be unreasonably withheld, enter into any sale, lease or other disposition ("Disposition"), or a series of Dispositions, aggregating more than fifty percent (50%) of the operating assets of the Company, unless: (i) the consideration for such Dispositions is substantially all in the form of cash, cash equivalents or publicly traded securities, and (ii) substantially all such cash, cash equivalents or publicly traded securities, or the cash received from the sale or collection thereof, net of expenses and debt repayment, is to the extent feasible and as soon as practicable distributed ratably to the Company's stockholders; or (iii) the sale is of substantially all the assets of the Company, at least 75% of the proceeds are in the form of cash or marketable securities, and such proceeds are to be distributed as provided in the foregoing subsection (ii).

       8.  Related Party Transactions.

       (a) Except as permitted by Sections 8(b) and (c), the Company shall not enter into, or agree to enter into, any transactions with, or make or agree to make, any payments or transfers of assets or values to, or for the benefit of, Buyer or Affiliates of Buyer ("Related Party Transactions") other than for (i) goods and services obtained in the ordinary course of business at fair market values on an arms length basis, (ii) Common Stock or Other Equity or debt sold to Buyer or its Affiliates for cash consideration at fair market value determined reasonably and in good faith, and subject where applicable to BP's preemption rights under Section 3 above; (iii) the Tax Sharing Agreement between the Buyer and the Company dated the date hereof (the form and substance of which will





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be reasonably acceptable to BP ); (iv) redemptions permitted under Section
9(ii); or (v) a structuring fee in the amount of 1% of the purchase price (such fees not to exceed $200,000 in any calendar year) of the acquisition of stock or assets of the business of any third party. For the avoidance of doubt, cash dividends declared and paid ratably to all holders of Common Stock are not considered to be Related Party Transactions.

       (b) The Company shall make the payments of closing expenses contemplated by, and in accordance with the provisions of, Section 10 of the Recapitalization Agreement (the "SPA") effective as of June 9, 1996 among Buyer, Unifrax Investment Corp., BP, BP America Inc., The Standard Oil Company, and the Company. The Company may further assume all of Buyer's obligations under the SPA, in accordance with Section 14.K thereof. Such payments and assumption are not deemed to be Related Party Transactions, and are hereby consented to by BP.

       (c) The Company shall be entitled to make payments to Buyer and its Affiliates, including payments under the Advisory Services Agreement dated as of the date of this Agreement, provided, however, that aggregate payments or transfers by the Company to Buyer and its Affiliates (other than payments and transfers permitted pursuant to Sections 8(a)(ii), (iii), (iv) and (v)) shall in no event exceed Five Hundred Thousand Dollars ($500,000) in any calendar year.

       9. Redemption, Dividends and Distributions. The Company shall not without the prior written consent of BP redeem any Common Stock or Other Equity, unless such redemption

              (i) applies only to Common Stock, and ratably to the BP Shares as a percentage of all Common Stock outstanding; or

              (ii) is of Common Stock or Other Equity held directly or indirectly by individuals within the management group.

       10. Legend. Each certificate evidencing Common Stock and each certificate issued in exchange for or upon the transfer of any Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

              "The securities represented by this certificate are subject to a Stockholders Agreement dated as of _____________, 1996, among the issuer of such securities (the "Company") and all of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

       The Company represents and warrants that it has imprinted such legend on certificates evidencing Common Stock outstanding to the date hereof.





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       11.  Buyer.  Buyer shall use its best efforts to cause the Company to comply with the obligations of the Company under this Agreement. Buyer in its capacity as a controlling shareholder of the Company shall not act in bad faith towards BP in its role as a minority shareholder.

       12. Transfer. Prior to transferring any Common Stock (other than in a Public Offering) to any Person, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

       13.  Buyer's Right of First Refusal.

       (a) In the event that BP (or any Affiliate of BP) intends to sell, assign or otherwise transfer, other than pursuant to a Public Offering), ("Transfer") any BP Shares to any Person other than to BP or an Affiliate of BP, it shall first provide the Company with written notice (a "Transfer Notice") describing in reasonable detail the price and terms of the proposed Transfer, and the BP Shares being offered (the "Offered BP Shares").

       (b) Buyer may at any time within the thirty (30) days following receipt of a Transfer Notice (the "Offer Period") notify BP or the relevant BP Affiliate that Buyer wishes to purchase all of the Offered Shares upon the terms set forth in the Transfer Notice. Buyer may not elect to purchase less than all of the Offered BP Shares. In the event Buyer so elects to purchase all of the Offered BP Shares, then Buyer and BP or the relevant BP Affiliate shall close the purchase and sale of the Offered BP Shares upon the terms and at the price set forth in the Transfer Notice as soon as reasonably possible after Buyer's notice of its election to purchase. Buyer may assign its right to purchase the Offered Shares to a third party.

       (c) In the event that Buyer does not so elect to purchase the Offered BP Shares, then BP or the relevant BP Affiliate may transfer the Offered BP Shares upon the terms set forth in the Transfer Notice at any time during the ninety (90) days following the expiration of the Offer Period. If the Transfer does not close within such ninety (90) day period, then a new Transfer Notice must be sent, and a new Offer Period shall then commence.

       (d) This Section 13 shall automatically terminate two (2) years after the date of this Agreement, and shall be of no further effect.

       14.  Tag-Along/Drag-Along Rights.

       (a) Tag-Along Rights. In the event of a proposed Transfer of Common Stock by Buyer or any Buyer Affiliate (other than to an Affiliate of Buyer), the Transferring Stockholder shall deliver a written notice (the "Sale Notice") to BP, specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of the Transfer. BP may elect to participate in the contemplated Transfer by delivering





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written notice to the Transferring Stockholder within 15 days after receipt by
BP of the Sale Notice. If BP elects to participate in such Transfer, BP will be entitled to sell in the contemplated Transfer, at the same price and on the same terms as the Transferring Stockholder, a percentage of the Common Stock to be sold in the contemplated Transfer equal to the percentage of the Common Stock then outstanding which are BP Shares.

              Buyer shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of BP in any contemplated Transfer, to the extent BP elects to participate in the manner set forth above, and Buyer and its Affiliates shall not Transfer any of its or their Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow such participation of BP.

       (b) (i) In the event of a proposed sale for cash or marketable securities of Common Stock by Buyer to a transferee which is not an Affiliate of Buyer, Buyer shall be entitled to require BP to participate in the proposed Transfer in accordance with the terms of this Section 14(b). Buyer shall, if it so elects, send BP a Sale Notice at least 30, but not more than 90, days before the closing of such Transfer. BP Shares shall be included in such sale in an amount equal to the product of (1) the number of BP Shares times (2) the ratio of the shares of Common Stock proposed to be sold by Buyer and its Affiliates to the total shares of Common Stock owned by Buyer and its Affiliates.

              (ii) The BP Shares shall be sold on the same terms and conditions as the Common Stock being sold by Buyer and its Affiliates, except that BP and its Affiliates shall not be required to make, or assume any liability for, any representations, warranties as to the Company or the sale or otherwise, except with respect to title to the BP Shares, due authorization and execution of the Agreement, and similar matters.

              (iii)  Buyer may not require the sale of BP Shares under this
Section 14(b) unless at least seventy-five percent (75%) of the consideration to be received therefore is other than cash or marketable securities.

       15. Transfers in Violation of Agreement. Any actual or attempted sale, transfer, assignment, pledge or other encumbrance or disposition of any Common Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose. Any transferree, other than of BP Shares, shall be deemed to be included within the definition of "Buyer" under this Agreement.

       16.  Termination.

       (a) This Agreement shall terminate at such time that BP's Effective Percentage is less than one percent (1%), unless the Effective Percentage was reduced below 1% as a result of Buyer's or the Company's breach of this Agreement.





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       (b)  After consummation of a Public Offering of the Company's Common
Stock, Sections 2, 3, 6, 7, 8, 9, 10, 11, 13 and 14 of this Agreement shall terminate and be of no further effect.

       17. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any of the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and such Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

       18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

       19. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

       20. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Common Shares and the respective successors and assigns of each of them, so long as they hold Common Shares. If BP transfers its Common Stock to a Person which is not an Affiliate of BP, effective as of the date of such transfer, Section 5 of this Agreement shall be automatically deleted and of no further effect.

       21. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

       22. Remedies. BP shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that BP may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a





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bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

       23. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the notice addresses set forth below or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

       BP: BP Exploration (Alaska) Inc.      Buyer: Unifrax Holding Co.
           Attn.:  Corporate Secretary              2550 SOM Center Road
           200 Public Square                        Suite 105
           (11th Floor)                             Willoughby Hills, OH  44094
           Cleveland, OH  44114

       Company: Unifrax Corporation
                c/o Unifrax Holding Co.
                2550 SOM Center Road
                Suite 105
                Willoughby Hills, OH  44094

       24. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Ohio.

       25. Arbitration. The parties agree to use their best efforts to settle any disputes pertaining to the validity, scope, performance and/or enforcement of this Agreement. To this end, the parties agree to consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to both parties. If the parties cannot reach a resolution of the dispute within thirty (30) days, either party may refer the dispute to arbitration as set forth hereafter.

              All disputes between the parties hereto, pertaining to the validity, scope, performance and/or enforcement of this Agreement, shall be finally settled by a single arbitrator, who shall be a member of the Bar of the State of Ohio, actively engaged in the practice of law, or a retired member of the Ohio or federal judiciary, pursuant to the then-applicable commercial arbitration rules of the Center For Public Resources Rules for arbitration of business disputes. The arbitration proceeding shall be held in Cleveland, Ohio, at such place as is selected by the Arbitrator. The Arbitrator shall not have the authority to award any remedy or relief that a court in the State of Ohio could not order or grant. Judgment upon the award rendered by the Arbitrator may be entered by any court having jurisdiction thereof. By execution and delivery of this Agreement, the parties





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
hereby irrevocably accept for themselves and as to their respective property, generally and unconditionally, the jurisdiction of the arbitrator described herein.

       26. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


       INTENDING TO BE LEGALLY BOUND, the parties hereto have executed this Agreement on the day and year first above written.

BP EXPLORATION (ALASKA) INC.            UNIFRAX HOLDING CO.

By:                                     By:
   ------------------------------          ------------------------------
Title:                                  Title:
      ---------------------------             ---------------------------


UNIFRAX CORPORATION

By:
   ------------------------------

Title:
      ---------------------------





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